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

                                                               Exhibit 23








                       CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Form S-3 Numbers 33-43534 and 33-57910) of American General Finance Corporation and in the related Prospectuses of our report dated February 14, 1994, with respect to the consolidated financial statements of American General Finance Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1993.


                                                     ERNST & YOUNG



Nashville, Tennessee
March 23, 1994